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EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-120954 of Sears Holdings Corporation on Form S-4 of our report dated March 9, 2004, relating to the financial statements and financial statement schedule of Sears, Roebuck and Co. (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in method of accounting for goodwill in 2002 and changes in methods of accounting for credit card securitizations, derivative instruments and hedging activities in 2001, all as required by new accounting standards), appearing in the Annual Report on Form 10-K of Sears, Roebuck and Co. for the year ended January 3, 2004 and to the reference to us under the heading "Experts" in the Joint Proxy Statement-Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Chicago, Illinois

January 31, 2005

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  EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM